UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

BAKER HUGHES COMPANY	BAKER HUGHES HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road

Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Name of each exchange on which registered

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	-	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 29, 2022, Baker Hughes Company (“Baker Hughes”, “the Company”, “we”, or “our”), its operating subsidiary, Baker Hughes Holdings LLC (“BHH LLC”), General Electric Company (“GE”) and EHHC NewCo LLC, Delaware limited liability company and a wholly owned subsidiary of Baker Hughes (“NewCo LLC” and collectively, the “Parties”) entered into a binding term sheet (the “Term Sheet”). The Term Sheet sets forth the terms under which the Parties have agreed (i) that GE will cause its affiliates to deliver notice of exchange of all units it holds in BHH LLC, eliminating its ownership in BHH LLC, (ii) to settle certain disputes under that Tax Matters Agreement dated as of July 3, 2017, between GE, Baker Hughes, BHH LLC and NewCo LLC, as amended (the “TMA”), (iii) to terminate the TMA, (iv) to provide certain going-forward rights and obligations with respect to each of the Parties effective upon execution of the Term Sheet, and (v) to work together to enter into definitive agreements consistent with the Term Sheet.

The Term Sheet provides that from the date of execution of the Term Sheet, the Parties shall work expeditiously and in good faith toward finalizing definitive agreements implementing the terms of the Term Sheet and reflecting those arrangements associated with such terms on or before February 15, 2023. Once executed, the definitive agreements shall have an effective date as of the date of the Term Sheet. Except as otherwise provided in the Term Sheet, the TMA and any rights or obligations under the TMA terminated effective as of the date of the Term Sheet. In connection with the execution of the Term Sheet, NewCo LLC made a non-refundable payment of $21 million to GE as a net settlement of claims asserted by the Parties under the TMA. The Term Sheet also provides that any dispute arising under the Term Sheet or under any definitive agreement shall be settled as described under the dispute resolution procedures set forth in the Term Sheet.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet. A copy of the Term Sheet is expected to be filed as an exhibit to the Company’s Annual Report on the Form 10-K for the period ending December 31, 2022.

Item 1.02. Termination of a Material Definitive Agreement

The disclosures above under Item 1.01 of this Current Report on Form 8-K regarding the termination of the TMA are also responsive to Item 1.02 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Date:	December 30, 2022	By:	/s/ Fernando Contreras
			Name:	Fernando Contreras
			Title:	Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Date:	December 30, 2022	By:	/s/ Fernando Contreras
			Name:	Fernando Contreras
			Title:	Corporate Secretary